EXHIBIT 5.01

                                  July 6, 1999



Digital Link Corporation
217 Humboldt Court
Sunnyvale, CA  94089-1300

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 6, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 300,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of purchase rights granted or to be granted under your 1993 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). In rendering this opinion, we have examined the following:

         (1) your registration statement on Form 8-A (File Number 0-23110) filed with the Commission on or about December 20, 1993, together with the order of effectiveness issued by the Commission therefor on January 31, 1994;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof, including those that are incorporated by reference therein;

         (3) the Prospectus prepared in connection with the Registration Statement;

         (4) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books that are in our possession that relate to the 300,000 shares under the Purchase Plan that are being registered under the Registration Statement;

         (5) the stock records that you have provided to us consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a certificate from you of even date herewith verifying the number of options and warrants respecting your capital and of any rights to purchase capital stock;

         (6)      the Nasdaq  National Market  Notification  Form for Listing of
                  Additional Shares filed with the Nasdaq Stock Market with respect to the Stock; and

         (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

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Digital Link Corporation
July 6, 1999
Page 2


         We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

         Based upon the foregoing, it is our opinion that the 300,000 shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                                               Very truly yours,

                                               FENWICK & WEST LLP


                                               By: /s/ Eileen Duffy Robinett